UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 29, 2014

Date of report (Date of earliest event reported)

Commission File No. 1-13300

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	54-1719854
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(703) 720-1000

(Former name, former address and former fiscal year, if changed since last report)

(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

On October 31, 2014, Capital One Financial Corporation (the “Company”) issued and sold 20,000,000 depositary shares (“Depositary Shares”), each representing a 1/40th interest in a share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series D, $0.01 par value, with a liquidation preference of $25 per Depositary Share (equivalent to $1,000 per share of Series D Preferred Stock) (the “Series D Preferred Stock”). The Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, establishing the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series D Preferred Stock on October 29, 2014. Holders of the Depositary Shares will be entitled to all proportional rights and preferences of the Series D Preferred Stock (including dividend, voting, redemption and liquidation rights).

Under the terms of the Series D Preferred Stock, the ability of the Company to pay dividends on, make distributions with respect to, or to repurchase, redeem or acquire its common stock or any preferred stock ranking on parity with or junior to the Series D Preferred Stock, is subject to restrictions in the event that the Company does not declare and either pay or set aside a sum sufficient for payment of dividends on the Series D Preferred Stock for the immediately preceding dividend period.

The description of the terms of the Series D Preferred Stock is qualified in its entirety by reference to the Certificate of Designations, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Certificate of Designations became effective upon filing with the Secretary of State of the State of Delaware and it amends the Company’s Restated Certificate of Incorporation. The terms of the Series D Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K and the Certificate of Designations which is included as Exhibit 3.1 to this Current Report on Form 8-K, both of which are incorporated by reference herein.

Item 8.01	Other Events

On October 28, 2014, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J. P. Morgan Securities LLC, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as the representatives of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 20,000,000 Depositary Shares, each representing a 1/40th ownership interest in a share of Series D Preferred Stock.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties, and termination provisions. Under the terms of the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make in respect of these liabilities.

The net proceeds of the offering of the 20,000,000 Depositary Shares were approximately $484,422,125, after deducting underwriting commissions and estimated offering expenses. The offering was made pursuant to the prospectus supplement dated October 28, 2014 and the accompanying prospectus dated April 30, 2012, filed with the Securities and Exchange Commission pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-181047) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (a) the Underwriting Agreement, (b) the Certificate of Designations, (c) the Deposit Agreement dated October 31, 2014, between the Company, Computershare Trust Company, N.A., as Depositary, Computershare Inc. and the holders from time to time of the depositary receipts described therein, to which Deposit Agreement the Form of Depositary Receipt is attached as Exhibit A and (d) a validity opinion with respect to the Depositary Shares and the Series D Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement dated October 28, 2014

3.1	Certificate of Designations of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series D, dated October 29, 2014

4.1	Deposit Agreement, dated October 31, 2014

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: October 31, 2014

	By:	/s/ John G. Finneran, Jr.
	Name:	John G. Finneran, Jr.
	Title:	General Counsel and Corporate Secretary

[Signature Page to Form 8-K]